UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2017

Swift Transportation Company
(Exact name of registrant as specified in its charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue Phoenix, Arizona	85043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 269-9700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on April 9, 2017, Swift Transportation Company (“Swift”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Swift, Bishop Merger Sub, Inc., an Arizona corporation and a direct wholly owned subsidiary of Swift (“Merger Sub”), and Knight Transportation, Inc., an Arizona corporation (“Knight), pursuant to which, on the terms and subject to the conditions therein, Merger Sub will merge with an into Knight (the “Merger”), with Knight continuing as the surviving corporation and as a direct wholly owned subsidiary of Swift.

On August 9, 2017, Swift and Knight filed a definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”) relating to the proposed Merger.

As disclosed in the Joint Proxy Statement/Prospectus, following the announcement of the execution of the Merger Agreement, purported stockholders of Swift filed two putative stockholder class actions (the “Actions” or, each individually, an “Action”) in the United States District Court for the District of Arizona, purporting to allege, among other matters, that the Joint Proxy Statement/Prospectus failed to disclose certain information in connection with the Merger. Each Action named Swift and its directors as defendants, and one Action also named Knight as a defendant. The Actions, among other things, sought various remedies, including an order enjoining the Merger or rescinding it to the extent it had already been implemented, damages, and an award of costs and attorneys’ fees. The first Action is captioned Matthew Sciabacucchi et al. v. Swift Transportation Company, et al., No. CV-17-0163-PHX-SPL. The second Action is captioned Gaylen A. Peterson, et al. v. Swift Transportation Company, et al., No. CV-17-2073-PHX-DMF.

On August 25, 2017, the parties to the Actions entered into a memorandum of understanding (the “MOU”), pursuant to which the parties have agreed, and without admitting any wrongdoing or that the supplemental disclosures are material or required to be made, among other things, that Swift will make certain supplemental disclosures, which are set forth in the supplemental disclosures below. The MOU provides that, in light of the supplemental disclosures, the plaintiffs will dismiss the Actions with prejudice on mootness grounds. The Joint Proxy Statement/Prospectus is supplemented by, and should be read as part of, and in conjunction with, the disclosures set forth in this Current Report on Form 8-K. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Joint Proxy/Prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Joint Proxy Statement/Prospectus.

The settlement will not affect the timing of the respective special meetings of Swift stockholders and Knight stockholders, the timing of the Merger or the amount or form of consideration to be paid in the Merger.

Swift believes that the Actions are without merit and that no supplemental disclosure is required to the Joint Proxy Statement/Prospectus under any applicable rule, statute, regulation or law. However, to, among other things, eliminate the burden, inconvenience, expense, risk and disruption of further litigation, Swift has determined that it will make the below supplemental disclosures. The Swift board of directors continues to recommend unanimously that you vote “FOR” the proposals being considered at the special meeting of Swift stockholders.

SUPPLEMENTAL DISCLOSURE

Swift is making the following supplemental disclosures to the Joint Proxy Statement/Prospectus in connection with the settlement of the Actions. The parties have entered into a MOU to settle the Actions. Pursuant to the MOU, Swift has agreed to provide the additional information set forth below. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to those terms in the Joint Proxy Statement/Prospectus. All page references are to the Joint Proxy Statement/Prospectus and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus. Without admitting in any way that the disclosures below are material or required to be made, Swift makes the following supplemental disclosures:

The disclosure in the section entitled “The Transaction” under the heading “Background of the Transaction” is hereby amended by amending and restating the last paragraph on the bottom of page 68 of the Joint Proxy Statement/Prospectus as follows (with new text underlined):

On December 22, 2016, the Swift board of directors held its quarterly meeting at which the Initial Proposal was discussed, with representatives of Swift’s management, Kirkland and Morgan Stanley in attendance. Mr. Moyes recounted to the Swift board of directors that he had met with Mr. Kevin Knight concerning the concept of a potential combination of Swift and Knight within the past six months and that he had subsequently met with Mr. Kevin Knight to discuss the strategic logic of a potential combination, the structure of the combined company, the potential leadership of the combined company and the potential synergies that could be achieved. Mr. Dozer then recounted to the Swift board of directors that he received a call from Mr. Kevin Knight in late August during which Mr. Kevin Knight expressed that Knight was interested in a potential combination of Swift and Knight. Mr. Dozer also stated that he had separately met with Mr. Moyes, Mr. Kevin Knight and Mr. Gary Knight and with Mr. Kevin Knight and Mr. Gary Knight to discuss the strategic rationale for a combination of Knight and Swift, including the potential management team of the combined company. Representatives of Kirkland reviewed the key terms and legal aspects of the Initial Proposal, and discussed with the Swift board of directors various legal matters, including the directors’ fiduciary duties, the guidelines that had been distributed to the Swift board of directors on December 13th, process considerations (including the circumstances in which the formation of a special committee of directors may be appropriate) and various aspects of strategic transactions involving companies with significant stockholders. The representatives of Kirkland noted that the Initial Proposal remained subject to due diligence relating to various contingent liabilities relating to Swift. During the meeting, Swift’s management team delivered a presentation regarding Swift’s management projections, based on the Swift December standalone projections and the Swift December standalone projections (as further described in the section entitled “— Swift Management’s Unaudited Prospective Financial Information”). Morgan Stanley also presented to the Swift board of directors a relationship disclosure letter that had been previously circulated to the Swift board of directors, noting in particular that in the past two years Morgan Stanley had not been engaged on any financial advisory or financing assignments for Knight, but that Morgan Stanley or an affiliate thereof was a lender to each of Mr. Moyes and Mr. Keith Knight. Morgan Stanley reviewed preliminary strategic and financial considerations relevant to the Swift board of directors’ evaluation of the Initial Proposal, including preliminary financial analysis based on the Swift December standalone projections. At the request of the Swift board of directors, Mr. Moyes indicated his support for a combination of Knight and Swift, including if Mr. Moyes would not be offered a role with the combined company. The Swift board of directors discussed potential next steps in an executive session without management present (which was convened to discuss matters relating to management) and an additional executive session without Mr. Moyes present (which was convened to discuss considerations relating to Mr. Moyes and to further discuss the Initial Proposal more generally). At the meeting, the Swift board of directors concluded that Mr. Dozer should communicate to Mr. Kevin Knight that while the Swift board of directors had not yet taken a formal view on the Initial Proposal, in order to provide the Swift board of directors with the information necessary to evaluate a potential transaction with Knight, Swift was willing to sign a nondisclosure agreement, exchange financial projections, provide Knight with the targeted due diligence items noted in the Initial Proposal and engage in discussions regarding potential synergies. The Swift board of directors further concluded that Swift should present to Knight the Swift December upside standalone projections.

The disclosure in the section entitled “The Transaction” under the heading “Opinion of Swift’s Financial Advisor” is hereby amended by amending and restating the second full paragraph on the top of page 111 of the Joint Proxy Statement/Prospectus (with new text underlined and with deletions in strikethrough text):

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley or its affiliates have provided financing services to Swift and its affiliates, for which Morgan Stanley or its affiliates have received compensation of between $1 million and $2 million relating to Swift’s Term Loan A and revolving credit facility. During the same period, Morgan Stanley and its affiliates have not provided financing services or financial advisory services to Knight or its affiliates and have not received any compensation for such services. In connection with Morgan Stanley’s wealth management business, ~~Morgan Stanley or an affiliate thereof currently is a lender to Jerry Moyes~~ Mr. Moyes has a margin account with Morgan Stanley through which he borrows money on customary terms. In connection with Morgan Stanley’s wealth management business, ~~Morgan Stanley or an affiliate thereof currently is also a lender to Keith Knight~~ Mr. Keith Knight has a margin account with Morgan Stanley through which he borrows money on customary terms, and Mr. Keith Knight is a guarantor on a line of credit that Morgan Stanley’s wealth management business has extended to his son-in-law on customary terms. Morgan Stanley and its affiliates may also seek to provide financial advisory and financing services to Swift and Knight and their respective affiliates in the future and would expect to receive fees for the rendering of any such services.

The disclosure in the section entitled “The Transaction” under the heading “Swift Management’s Unaudited Prospective Financial Information-Swift Standalone Projections” is hereby amended by amending and restating the second full paragraph on the top of page 113 of the Joint Proxy Statement/Prospectus (with deletions in strikethrough text):

Swift and Knight may calculate certain non-GAAP financial metrics, including EBITDA, Adjusted Net Income, Adjusted EPS and Unlevered Free Cash Flow, using different methodologies from each other and from other companies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus with respect to the opinions of the financial advisors to Swift and Knight may not be directly comparable to one another. ~~Swift is not providing a quantitative reconciliation of the forward looking non-GAAP financial metrics set forth below.~~

The disclosure in the section “The Transaction” under the heading “Swift Management’s Unaudited Prospective Financial Information-Swift Standalone Projections” is hereby amended by amending and restating such section beginning on page 113 of the Joint Proxy Statement/Prospectus (with new text in underline):

Swift Standalone Projections

The following is a summary of the Swift December standalone projections. The Swift December standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) capacity begins to tighten in the second half of 2017 and into 2018 due to regulatory changes leading to increases in pricing which taper off from 2019 to 2021; (2) fuel prices rise throughout forecast period partially offset by fuel efficiency improvements by Swift, however assuming that net fuel expense increases between approximately 10% to 12% in 2017 and then 2% to 3% per year thereafter; (3) U.S. gross domestic product growth strengthens in 2018 and 2019 then tapers in 2020 and 2021; (4) cost inflation of 2% to 3% per year; (5) efficiency gains by Swift (utilization improvements) vary by line of business but generally improve over the period with larger gains in 2017 and 2018; (6) the combination of items (1) and (3) leads to rate and volume increases in the second half of 2017 that strengthen in 2018 and then taper off from 2019 to 2021; (7) driver wage and owner-operator pay increases mirror higher customer rate increases; (8) safety improvements assumed in 2017 partially offset cost of claims on a per mile basis; (9) platooning/autonomous technology is not incorporated; (10) the Mexico peso/U.S. dollar exchange rate is in the range of 18-19:1 and (11) Swift does not complete any acquisitions or divestitures.

The following table presents (in millions, except per share amounts) a summary of the Swift December standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.

	2017E	2018E	2019E	2020E	2021E
Revenue	$4,347	$4,737	$5,066	$5,426	$5,776
EBITDA(1)	$592	$707	$797	$896	$973
GAAP EBIT	$288	$364	$412	$460	$503
Adjusted Net Income(2)	$174	$222	$251	$282	$308
Adjusted EPS(3)	$1.29	$1.63	$1.83	$2.05	$2.22
Capital Expenditures	$424	$359	$489	$390	$406
Capital Lease Payments	$69	$61	$97	$77	$152
Unlevered Free Cash Flow(4)	$(24)	$124	$58	$244	$215

__________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.
(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following table presents reconciliations of the non-GAAP financial measures “EBITDA,” Adjusted Net Income,” “Adjusted EPS” and “Unlevered Free Cash Flow,” which were included in the Swift December standalone projections, to the most comparable GAAP measure. The non-GAAP financial measures included in the Swift December standalone projections should not be considered in isolation from, or as a substitute for, the GAAP measures presented in the reconciliations below. The non-GAAP financial measures as used in the Swift December standalone projections may not be comparable to similarly-titled measures used by other companies. For further information on the unaudited prospective financial information in this section entitled “Swift Standalone Projections,” which includes the reconciliations below, see “Swift Management’s Unaudited Prospective Financial Information” in this joint proxy statement/prospectus.

	2017	2018	2019	2020	2021
Net Income	164	212	241	272	298
Income Tax Expense	94	122	138	156	171
Interest Income	(3)	(4)	(4)	(4)	(7)
Interest Expense	33	34	36	36	41
Depreciation and Amortization of Property and Equipment	288	326	368	419	453
Amortization of Intangibles	17	17	17	17	17
EBITDA(1)	592	707	797	896	973

Net Income	164	212	241	272	298
Amortization of Intangibles	17	17	17	17	17
Provision for Income Tax Expense at Effective Rate	(7)	(7)	(7)	(7)	(7)
Adjusted Net Income(2)	174	222	251	282	308

Diluted Shares Used in Per Share Calculations	135.1	136.0	136.9	137.8	138.7
EPS	1.22	1.56	1.76	1.97	2.15
Adjusted EPS(3)	1.29	1.63	1.83	2.05	2.22

Operating Income	288	364	412	460	503
Interest Component of Capital Leases	(6)	(7)	(10)	(13)	(16)
Income Tax Expense	(103)	(130)	(146)	(163)	(178)
Depreciation and Amortization of Property, Equipment, and Intangibles	304	343	385	436	470
Capital Expenditures, Net of Proceeds from Sale of Property and Equipment	(424)	(359)	(489)	(390)	(406)
Cash Flows from Other Investing Activities	1	1	1	1	1
Changes in Net Working Capital and Cash Flows from Other Operating Activities	(16)	(26)	3	(10)	(7)
Repayment of Capital Leases	(69)	(61)	(97)	(77)	(152)
Unlevered Free Cash Flow(4)	(24)	124	58	244	215

__________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.
(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following is a summary of the Swift December upside standalone projections. The Swift December upside standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) capacity tightens more than anticipated in the Swift December standalone projections in the second half of 2017 and into 2018 due to regulatory changes leading to additional increases in pricing; (2) U.S. gross domestic product growth strengthens in 2018 and 2019 then tapers in 2020 and 2021; (3) the combination of items (1) and (2) leads to rate and volume increases in the second half of 2017 that strengthen in 2018 and then taper off from 2019 to 2021; (4) fuel prices rise throughout forecast period partially offset by fuel efficiency improvements by Swift; (5) cost inflation of 2 to 3% per year; (6) driver wage and owner-operator pay increases mirror higher customer rate increases; (7) additional safety improvements assumed in 2017 partially offset cost of claims on a per mile basis; (8) efficiency gains by Swift (utilization improvements) vary by line of business but generally improve over the period with larger gains in 2017 and 2018; (9) platooning/autonomous technology is not incorporated; (10) the Mexico peso/U.S. dollar exchange rate is in the range of 18-19:1; (11) Swift does not complete any acquisitions or divestitures and (12) the used truck market improves slightly driving a slight increase in gains on equipment sales from $5 million in 2017 to $12 million in 2021.

The following table presents (in millions, except per share amounts) a summary of the Swift December upside standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.

	2017E	2018E	2019E	2020E	2021E
Revenue	$4,372	$4,887	$5,375	$5,776	$6,127
EBITDA(1)	$614	$744	$867	$973	$1,037
GAAP EBIT	$311	$397	$488	$558	$615
Adjusted Net Income(2)	$189	$243	$300	$348	$387
Adjusted EPS(3)	$1.40	$1.79	$2.20	$2.52	$2.79
Capital Expenditures	$428	$397	$476	$351	$390
Capital Lease Payments	$69	$61	$90	$60	$117
Unlevered Free Cash Flow(4)	$(15)	$112	$114	$333	$275

_________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.
(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following table presents reconciliations of the non-GAAP financial measures “EBITDA,” Adjusted Net Income,” “Adjusted EPS” and “Unlevered Free Cash Flow,” which were included in the Swift December upside standalone projections, to the most comparable GAAP measure. The non-GAAP financial measures included in the Swift December upside standalone projections should not be considered in isolation from, or as a substitute for, the GAAP measures presented in the reconciliations below. The non-GAAP financial measures as used in the Swift December upside standalone projections may not be comparable to similarly-titled measures used by other companies. For further information on the unaudited prospective financial information in this section entitled “Swift Standalone Projections,” which includes the reconciliations below, see “Swift Management’s Unaudited Prospective Financial Information” in this joint proxy statement/prospectus.

	2017	2018	2019	2020	2021
Net Income	179	233	291	338	377
Income Tax Expense	103	134	167	194	217
Interest Income	(3)	(4)	(4)	(6)	(12)
Interest Expense	32	34	34	32	34
Depreciation and Amortization of Property and Equipment	286	330	363	398	405
Amortization of Intangibles	17	17	17	17	17
EBITDA(1)	614	744	867	973	1,037

Net Income	179	233	291	338	377
Amortization of Intangibles	17	17	17	17	17
Provision for Income Tax Expense at Effective Rate	(7)	(7)	(7)	(7)	(7)
Adjusted Net Income(2)	189	243	300	348	387

Diluted Shares Used in Per Share Calculations	135.1	136.0	136.9	137.8	138.7
EPS	1.32	1.71	2.12	2.45	2.72
Adjusted EPS(3)	1.40	1.79	2.20	2.52	2.79

Operating Income	311	397	488	558	615
Interest Component of Capital Leases	(6)	(7)	(9)	(9)	(9)
Income Tax Expense	(111)	(142)	(175)	(200)	(221)
Depreciation and Amortization of Property, Equipment, and Intangibles	303	347	380	415	422
Capital Expenditures, Net of Proceeds from Sale of Property and Equipment	(428)	(397)	(476)	(351)	(390)
Cash Flows from Other Investing Activities	1	1	1	1	1
Changes in Net Working Capital and Cash Flows from Other Operating Activities	(16)	(25)	(5)	(20)	(27)
Repayment of Capital Leases	(69)	(61)	(90)	(60)	(117)
Unlevered Free Cash Flow(4)	(15)	112	114	333	275

__________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.
(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following is a summary of the Swift April standalone projections, which was based on the Swift December standalone projections, updated to reflect headwinds experienced in the first quarter of 2017 and a delay in the expected timing of industry capacity contraction and related pricing increases from the second half of 2017 to 2018. The Swift April standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) truck count growth delayed by approximately a year relative to December standalone projections, (2) lower total miles as compared to December standalone projections, (3) continued price erosion through the second quarter of 2017, (4) overall pricing decrease relative to December standalone projections, (5) deadhead is the same or slightly improved from December standalone projections, and (6) driver wages lower as compared with December standalone projections.

The following table presents (in millions, except per share amounts) a summary of the Swift April standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.

	2017E	2018E	2019E	2020E	2021E
Revenue	$4,191	$4,553	$4,892	$5,226	$5,543
EBITDA(1)	$532	$628	$709	$796	$850
GAAP EBIT	$239	$304	$360	$420	$462
Adjusted Net Income(2)	$144	$181	$216	$256	$283
Adjusted EPS(3)	$1.06	$1.34	$1.58	$1.86	$2.04
Capital Expenditures	$310	$391	$429	$345	$368
Capital Lease Payments	$75	$58	$87	$53	$108
Unlevered Free Cash Flow(4)	$7	$42	$56	$227	$188

_________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.

(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following table presents reconciliations of the non-GAAP financial measures “EBITDA,” Adjusted Net Income,” “Adjusted EPS” and “Unlevered Free Cash Flow,” which were included in the Swift April standalone projections, to the most comparable GAAP measure. The non-GAAP financial measures included in the Swift April standalone projections should not be considered in isolation from, or as a substitute for, the GAAP measures presented in the reconciliations below. The non-GAAP financial measures as used in the Swift April standalone projections may not be comparable to similarly-titled measures used by other companies. For further information on the unaudited prospective financial information in this section entitled “Swift Standalone Projections,” which includes the reconciliations below, see “Swift Management’s Unaudited Prospective Financial Information” in this joint proxy statement/prospectus.

	2017	2018	2019	2020	2021
Net Income	132	171	206	246	273
Income Tax Expense	77	99	118	142	157
Interest Income	(2)	(3)	(3)	(4)	(8)
Interest Expense	32	36	38	36	40
Depreciation and Amortization of Property and Equipment	275	308	333	359	371
Amortization of Intangibles	17	17	17	17	17
EBITDA(1)	532	628	709	796	850

Net Income	132	171	206	246	273
Amortization of Intangibles	17	17	17	17	17
Provision for Income Tax Expense at Effective Rate	(5)	(7)	(7)	(7)	(7)
Adjusted Net Income(2)	144	181	216	256	283

Diluted Shares Used in Per Share Calculations	136.0	135.9	136.8	137.7	138.6
EPS	0.97	1.26	1.51	1.79	1.97
Adjusted EPS(3)	1.06	1.34	1.58	1.86	2.04

Operating Income	239	304	360	420	462
Interest Component of Capital Leases	(6)	(7)	(9)	(9)	(9)
Income Tax Expense	(86)	(108)	(128)	(150)	(166)
Depreciation and Amortization of Property, Equipment, and Intangibles	293	324	350	376	388
Capital Expenditures, Net of Proceeds from Sale of Property and Equipment	(310)	(391)	(429)	(345)	(368)
Cash Flows from Other Investing Activities	(2)	(0)	1	0	1
Changes in Net Working Capital and Cash Flows from Other Operating Activities	(45)	(22)	(2)	(12)	(12)
Repayment of Capital Leases	(75)	(58)	(87)	(53)	(108)
Unlevered Free Cash Flow(4)	7	42	56	227	188

__________

(1)	Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(2)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.
(3)	Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.
(4)	Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The disclosure in the section entitled “The Transaction” under the heading “Interests of Swift’s Directors and Officers in the Transaction-Director Compensation” and sub-heading “Director Compensation” is hereby amended by amending and restating the section on page 128 of the Joint Proxy Statement/Prospectus as follows (with new text underlined):

On November 3, 2016, the Swift board of directors unanimously approved director compensation for services provided in connection with the transaction as follows: (i) $500 for meetings (in person or via tele-conference) of one hour or less; (ii) $1,000 for meetings (in person or via tele-conference) of one to four hours; and (iii) $2,500 for meetings (in person or via tele-conference) of four hours or more. On May 24, 2017, the Swift board of directors clarified that the previously-approved director compensation program included compensation for meetings with third parties and advisors relating to the transaction. The following members of the Swift board of directors received the following approximate amounts for their service in connection with the transaction: Richard H. Dozer ($95,000); Glenn F. Brown ($15,000); José A. Cárdenas ($15,000); William F. Riley, III ($17,000); and David N. Vander Ploeg ($17,500).

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These forward-looking statements may include statements with respect to, among other things, the proposed merger of a wholly-owned subsidiary of Swift with and into Knight, including the expected timing of completion of the Merger; the benefits of the Merger; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts.

These forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks, uncertainties and other factors that could cause actual results and events to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks, uncertainties and other factors previously disclosed in Swift’s and Knight’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following risks, uncertainties and other factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the risk that the Merger may not be completed in a timely manner or at all due to the failure to obtain the approval of Swift’s or Knight’s stockholders or the failure to satisfy other conditions to completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceeding that may be instituted against Swift, Knight or others following the announcement of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; the risk that the benefits of the Merger, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the Merger may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating Swift’s and Knight’s employees or operations; the potential diversion of Swift’s and Knight’s management’s attention resulting from the proposed Merger; economic conditions, including future recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries in which Swift or Knight has a significant concentration of customers; increasing competition from trucking, rail, intermodal, and brokerage competitors; increases in driver compensation to the extent not offset by increases in freight rates and difficulties in driver recruitment and retention; additional risks arising from contractual agreements with owner-operators that do not exist with Swift or Knight drivers; the loss of key employees or inability to identify and recruit new employees; Swift’s and Knight’s dependence on third parties for intermodal and brokerage business; potential failure in computer or communications systems; the consequences of any armed conflict involving, or terrorist attack against, the United States; inflationary, deflationary and other general economic trends; seasonal factors such as severe weather conditions that increase operating costs; the possible re-classification of owner operators as employees; changes in rules or legislation by the National Labor Relations Board, Congress, or states and/or union organizing efforts; government regulation with respect to captive insurance companies; uncertainties and risks associated with operations in Mexico; significant reduction in, or termination of, Swift’s or Knight’s trucking services by a key customer; Swift’s and Knight’s significant ongoing capital requirements; volatility in the price or availability of fuel, as well as Swift’s and Knight’s ability to recover fuel prices through a fuel surcharge program; fluctuations in new and used equipment prices or replacement costs, and the potential failure of manufacturers to meet their sale and trade-back obligations; the impact that the combined company’s leverage may have on the way it operates its business and its ability to services debt, including compliance with its debt covenants; restrictions contained in its debt agreements; adverse impacts of insuring risk through captive insurance companies, including the need to provide restricted cash and similar collateral for anticipated losses; potential volatility or decrease in the amount of earnings as a result of the claims exposure through captive insurance companies and third-party insurance; goodwill impairment; fluctuations in interest rates; the outcome of pending or future litigation; the effects of losses from natural catastrophes in excess of insurance coverage; and the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with employees, customers and competitors. Actual results may differ materially from those projected in the forward-looking statements. Neither Swift nor Knight undertakes to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider each of Swift’s and Knight’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by the Company with the SEC may be obtained free of charge at Swift’s website at http://investor.swifttrans.com/ or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Swift by requesting them in writing to 2200 S. 75th Ave., Phoenix, AZ 85043. The documents filed by Knight with the SEC may be obtained free of charge at Knight’s website at www.knighttrans.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Knight by requesting them in writing to 20002 N 19th Ave, Phoenix, AZ 85027.

In connection with the proposed Merger, Swift has filed a registration statement on Form S-4 (Registration Statement No. 333-218196) containing a Joint Proxy Statement/Prospectus of Swift and Knight. The Registration Statement was declared effective by the SEC on August 8, 2017 and the Joint Proxy Statement/Prospectus was mailed to stockholders of record as of July 12, 2017, the record date fixed by Swift’s board of directors for the special meeting, on or about August 9, 2017. BEFORE MAKING ANY VOTING DECISION, SWIFT’s AND KNIGHT’s STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY BECAUSE THE JOINT PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER. Swift’s and Knight’s stockholders may obtain, free of charge, a copy of the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. The content of the website referenced above is not deemed to be incorporated by reference into the Joint Proxy Statement/Prospectus.

NO OFFER OR SOLICITATIONS

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Swift, Knight, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Swift and Knight stockholders in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Swift and Knight stockholders in connection with the proposed Merger is set forth in the definitive Joint Proxy Statement/Prospectus, which was filed with the SEC on August 9, 2017. You can find more detailed information about Swift’s and Knight’s executive officers and directors the definitive Joint Proxy Statement/Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	Swift Transportation Company

	By:	/s/ Mickey R. Dragash
Mickey R. Dragash
Executive Vice President, General Counsel and Corporate Secretary